Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-90996

                          PROSPECTUS SUPPLEMENT NO. 14
                      (TO PROSPECTUS DATED JULY 11, 2002)

                                CBRL GROUP, INC.

                      -----------------------------------

         Liquid Yield Option(TM) Notes Due 2032 (Zero Coupon - Senior),
                               Related Guarantees
                                      and
      Shares of Common Stock Issuable upon Conversion or Redemption of the
                         Liquid Yield Option(TM) Notes

                      -----------------------------------

     This prospectus supplement amends and supplements the prospectus dated July 11, 2002, as amended and supplemented by prospectus supplement no. 1 dated July 18, 2002, prospectus supplement no. 2 dated July 26, 2002, prospectus supplement no. 3 dated August 2, 2002, prospectus supplement no. 4 dated August 9, 2002, prospectus supplement no. 5 dated August 16, 2002, prospectus supplement no. 6 dated August 23, 2002, prospectus supplement no. 7 dated August 29, 2002, prospectus supplement no. 8 dated October 18, 2002, prospectus supplement no. 9 dated November 22, 2002, prospectus supplement no. 10 dated November 25, 2002, prospectus supplement no. 11 dated March 21, 2003, prospectus supplement no. 12 dated May 2, 2003 and prospectus supplement no. 13 dated August 7, 2003 (the "Supplements"), relating to our Liquid Yield Option(TM)Notes due 2032 (Zero Coupon - Senior) (the "LYONs"), the related guarantees of the LYONs and shares of our common stock issuable upon conversion or redemption of the LYONs.

     This prospectus supplement is incorporated by reference into, and should be read in conjunction with, the prospectus dated July 11, 2002, including any amendments or supplements to it. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements to it. This prospectus supplement, along with the prospectus dated July 11, 2002 and the Supplements, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the LYONs, the related guarantees, and the common stock issuable upon conversion or redemption of the LYONs.

     See "Risk Factors" beginning on page 7 of the prospectus dated July 11, 2002 for factors you should consider before purchasing the LYONs or our common stock.

     This prospectus supplement amends and replaces the first paragraph and the table under the heading "Selling Securityholders" beginning on page 17 of the prospectus dated July 11, 2002, as supplemented and amended, with the information in the following paragraph and table. We may further amend or supplement this table from time to time if necessary.

     The following table provides, as of July 30, 2004, the name of each selling securityholder, the principal amount at maturity of LYONs held by such selling securityholder, the number of shares of common stock owned by such securityholder prior to its purchase of LYONs and the common stock issuable upon conversion of the LYONs (based upon the initial conversion price). This information has been obtained from the selling securityholders on or prior to the date of this prospectus supplement. However, the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their LYONs since the date on which they provided the information regarding their LYONs.

------------------------------------------
(TM)Trademark of Merrill Lynch & Co., Inc.


                                              Principal
                                              Amount at                                                       Common
                                              Maturity of                                       Common         Stock
                                              LYONs                Percent of           Stock Issuable         Owned
                                              Beneficially            Total                       upon       Prior to
                                              Owned and            Outstanding              Conversion      Conversion
Selling Securityholder                        Offered                 LYONs                   of LYONs       of LYONs*
-----------------------------------------     ---------------    ----------------    ------------------    -------------

Advent Convertible Master Cayman
   L.P.                                       $  22,258,000           5.27%                    241,686          --
Akela Capital Master Fund, Ltd.               $   3,000,000           0.71%                     32,575          --
Allentown City Firefighters Pension
   Plan                                       $      55,000           0.01%                        597          --
Allentown City Officers &
   Employees Pension Fund                     $      19,000           0.00%                        206          --
Allentown City Police Pension Plan            $     104,000           0.02%                      1,129          --
Alpha US Sub Fund 4, LLC                      $   2,342,000           0.55%                     25,430          --
Alpha U.S. Sub Fund VIII, LLC                 $   1,000,000           0.24%                     10,858          --
Alta Partners Holdings LDC                    $  15,000,000           3.55%                    162,876          --
American Century Equity Income                $   6,350,000           1.50%                     68,950          --
American Fidelity Assurance
   Company                                    $     850,000           0.20%                      9,229          --
American Motorist Insurance
   Company                                    $   1,258,000           0.30%                     13,659          --
Amerisure Mutual Insurance
   Company                                    $     900,000           0.21%                      9,772          --
Arapahoe County Colorado                      $     122,000           0.03%                      1,324          --
Argent Classic Convertible
   Arbitrage Fund (Bermuda) Ltd.              $   3,000,000           0.71%                     32,575          --
Argent Classic Convertible
   Arbitrage Fund L.P.                        $   1,900,000           0.45%                     20,630          --
Argent LowLev Convertible
   Arbitrage Fund Ltd.                        $   6,500,000           1.54%                     70,579          --
Arlington County                              $   1,340,000           0.32%                     14,550          --
Aventis Pension Master Trust                  $     430,000           0.10%                      4,669          --
B.G.I. Global Investors c/o Forest
   Investment Mngt. L.L.C.                    $     691,000           0.16%                      7,503          --
Black Diamond Capital I, Ltd.                 $     551,000           0.13%                      5,982          --
Black Diamond Convertible
   Offshore, LDC                              $   2,561,000           0.61%                     27,808          --
Black Diamond Offshore Ltd.                   $   1,960,000           0.46%                     21,282          --
Boilermaker - Blacksmith Pension
   Trust                                      $   2,350,000           0.56%                     25,517          --
British Virgin Islands Social Security
   Board                                      $     174,000           0.04%                      1,889          --
BTES - Convertible ARB                        $   1,000,000           0.24%                     10,858          --
BTOP Growth Vs Value                          $   4,000,000           0.95%                     43,433          --
CALAMOS(R)Convertible Fund--
   CALAMOS(R)Investment Trust                 $  11,100,000           2.63%                    120,528          --
CALAMOS(R)Convertible Growth
   and Income Fund--
   CALAMOS(R)Investment Trust                 $   7,100,000           1.68%                     77,094          --
CALAMOS(R)Convertible Portfolio--
   CALAMOS(R)Advisors Trust                   $     270,000           0.06%                      2,931          --
CALAMOS(R)Market Neutral Fund--
   CALAMOS(R)Investment Trust                 $  13,000,000           3.08%                    141,159          --
CALAMOS(R)Global Convertible
   Fund - CALAMOS(R)Investment
   Trust                                      $     310,000           0.07%                      3,366          --
CareFirst BlueChoice, Inc.                    $     150,000           0.04%                      1,628          --
CareFirst BlueChoice, Inc. (formerly
   FreeState Health Plan, Inc.)               $     150,000           0.04%                      1,628
CEMEX Pension Plan (formerly
   Southdown Pension Plan)                    $     240,000           0.06%                      2,606          --
City of Albany Pension Plan                   $     200,000           0.05%                      2,171          --
City of Birmingham Retirement &
   Relief System                              $   2,400,000           0.57%                     26,060          --
City of Knoxville Pension System              $     550,000           0.13%                      5,972          --
City of New Orleans                           $     503,000           0.12%                      5,461          --
City University of New York                   $     302,000           0.07%                      3,279          --
Conseco Annuity Assurance - Multi
   Bucket Annuity Convertible Bond
   Fund                                       $   2,400,000           0.57%                     26,060          --
Consulting Group Capital Markets
   Funds                                      $     700,000           0.17%                      7,600          --
Credit Lyonnais Securities                    $  22,500,000           5.33%                    244,314          --
Deephaven Domestic Convertible
   Trading Ltd.                               $  19,200,000           4.55%                    208,481          --
Delta Airlines Master Trust                   $   3,750,000           0.89%                     40,719          --
Delta Pilots Disability and
   Survivorship Trust                         $     800,000           0.19%                      8,686          --
Deutsche Bank Securities Inc.                 $   5,000,000           1.18%                     54,292          --
1976 Distribution Trust FBO A.R.
   Lauder/Zinterhofer                         $      16,000           0.00%                        173          --
1976 Distribution Trust FBO Jane A.
   Lauder                                     $      32,000           0.01%                        347          --
Dorinco Reinsurance Company                   $   1,300,000           0.31%                     14,115          --
Double Black Diamond Offshore
   LDC                                        $  11,440,000           2.71%                    124,220          --
The Dow Chemical Company
   Employees' Retirement Plan                 $   4,650,000           1.10%                     50,491          --
Drury University                              $      60,000           0.01%                        651          --
Family Service Life Insurance Co.             $     500,000           0.12%                      5,429          --
The Fondren Foundation                        $     140,000           0.03%                      1,520          --
Forest Alternative Strategies, II             $     179,000           0.04%                      1,943          --
Forest Fulcrum Fund L.L.P.                    $   2,435,000           0.58%                     26,440          --
Forest Global Convertible Fund
   Series A-5                                 $   9,829,000           2.33%                    106,727          --
Gaia Offshore Master Fund Ltd.                $  16,400,000           3.89%                    178,077          --
Genesee County Employees'
   Retirement System                          $   1,300,000           0.31%                     14,115          --
Georgia Municipal Employee Benefit
   System                                     $   2,000,000           0.47%                     21,716          --
Goldman, Sachs & Co. Profit Sharing
   Master Trust                               $     680,000           0.16%                      7,383          --
The Grable Foundation                         $     235,000           0.06%                      2,551          --
Grady Hospital Foundation                     $     265,000           0.06%                      2,877          --
Greek Catholic Union of the USA               $      90,000           0.02%                        977          --
Group Hospitalization and Medical
   Services, Inc.                             $     700,000           0.17%                      7,600          --
Guardian Life Insurance Co.                   $  21,000,000           4.98%                    228,026          --
Guardian Pension Trust                        $   2,000,000           0.47%                     21,716          --
Hamilton Investment Management,
   L.L.C.                                     $   3,900,000           0.92%                     42,347          --
HealthNow New York, Inc.                      $     425,000           0.10%                      4,614          --
HFR CA Select Fund                            $     100,000           0.02%                      1,085          --
HFR Convertible Arbitrage Account             $   2,031,000           0.48%                     22,053          --
H.K. Porter Company, Inc.                     $      55,000           0.01%                        597          --
Independence Blue Cross                       $     809,000           0.19%                      8,784          --
Innovest Finanzdienstleistungs AG             $   1,500,000           0.36%                     16,287          --
Jackson County Employees'
   Retirement System                          $     500,000           0.12%                      5,429          --
KBC Financial Products (Cayman
   Islands) Ltd.                              $  12,200,000           2.89%                    132,472          --
KBC Financial Products USA Inc.               $     500,000           0.12%                      5,429          --
Kettering Medical Center Funded
   Depreciation Account                       $     130,000           0.03%                      1,411          --
Knoxville Utilities Board Retirement
   System                                     $     335,000           0.08%                      3,637          --
LLT Limited                                   $     689,000           0.16%                      7,481          --
Louisiana CCRF                                $     550,000           0.13%                      5,972          --
Louisiana Workers' Compensation
   Corporation                                $     580,000           0.14%                      6,297          --
Lyxor                                         $   4,525,000           1.07%                     49,134          --
Lyxor Master Fund                             $   2,600,000           0.62%                     28,231          --
Lyxor Master Fund Ref:
   Argent/LowLev CB                           $   1,000,000           0.24%                     10,858          --
Lyxor Master Fund c/o Forest
   Investment Mngt. L.L.C.                    $   3,863,000           0.92%                     41,945          --
Macomb County Employees'
   Retirement System                          $     580,000           0.14%                      6,297          --
McMahan Securities Co. L.P.                   $     535,000           0.13%                      5,809          --
Merrill Lynch, Pierce, Fenner &
   Smith Incorporated                         $  31,562,000           7.48%                    342,713          --
Merrill Lynch Insurance Group                 $     653,000           0.15%                      7,090          --
Minnesota Power and Light                     $     508,000           0.12%                      5,516          --
Municipal Employees                           $     453,000           0.11%                      4,918          --
New Orleans Firefighters
   Pension/Relief Fund                        $     272,000           0.06%                      2,953          --
Nicholas Applegate Investment
   Grade Convertible                          $      25,000           0.01%                        271          --
NORCAL Mutual Insurance
   Company                                    $     300,000           0.07%                      3,257          --
Oakwood Assurance Company                     $      85,000           0.02%                        922          --
Oakwood Healthcare Inc.
   Endowment                                  $      15,000           0.00%                        162          --
Oakwood Healthcare Inc. Funded
   Depreciation                               $     145,000           0.03%                      1,574          --
Oakwood Healthcare Inc. - OHP                 $      20,000           0.00%                        217          --
Oakwood Healthcare Inc. (Pension)             $     280,000           0.07%                      3,040          --
Occidental Petroleum Corporation              $     524,000           0.12%                      5,689          --
Ohio Bureau of Workers
   Compensation                               $     351,000           0.08%                      3,811          --
Onyx Fund Holdings, LDC                       $   5,000,000           1.18%                     54,292          --
OZ Convertible Master Fund, Ltd.              $   2,522,000           0.60%                     27,384          --
OZ Mac 13 Ltd.                                $     704,000           0.17%                      7,644          --
OZ Master Fund, Ltd.                          $  32,687,000           7.74%                    354,928          --
Physician's Reciprocal Insurers
   Account #7                                 $   3,200,000           0.76%                     34,746          --
Policeman and Fireman Retirement
   System of the City of Detroit              $   1,245,000           0.29%                     13,518          --
Port Authority of Allegheny County
   Retirement and Disability
   Allowance Plan for the
   Employees Represented by
   Local 85 of the Amalgamated                $   1,300,000           0.31%                     14,115          --
   Transit Union
Prisma Foundation                             $     110,000           0.03%                      1,194          --
Pro-mutual                                    $   1,491,000           0.35%                     16,189          --
Ramius LP                                     $     300,000           0.07%                      3,257          --
RBC Capital Services Inc. c/o Forest
   Investment Mngt. L.L.C.                    $     382,000           0.09%                      4,147          --
RCG Baldwin LP                                $     700,000           0.17%                      7,600          --
RCG Halifax Master Fund, LTD                  $   2,500,000           0.59%                     27,146          --
RCG Latitude Master Fund, LTD                 $   2,300,000           0.54%                     24,974          --
RCG Multi Strategy, LP                        $   4,500,000           1.07%                     48,862          --
Relay 11 Holdings c/o Forest
   Investment Mngt. L.L.C.                    $     351,000           0.08%                      3,811          --
2000 Revocable Trust FBO A.R.
   Lauder/Zinterhofer                         $      15,000           0.00%                        162          --
Royal Bank of Canada                          $   7,500,000           1.78%                     81,438         8,294
San Diego County Employees
   Retirement Association                     $   1,700,000           0.40%                     18,459          --
SCI Endowment Care Common Trust
   Fund - First Union                         $      75,000           0.02%                        814          --
SCI Endowment Care Common Trust
   Fund - National Fiduciary
   Services                                   $     265,000           0.06%                      2,877          --
SCI Endowment Care Common Trust
   Fund - Suntrust                            $     110,000           0.03%                      1,194          --
Shell Pension Trust                           $     791,000           0.19%                      8,588          --
Southern Farm Bureau Life Insurance
   Company                                    $   2,500,000           0.59%                     27,146          --
SPT                                           $   2,900,000           0.69%                     31,489          --
State of Florida, Office of the
   Treasurer                                  $   4,000,000           0.95%                     43,433          --
State of Florida Division of Treasury
   -- Froley                                  $   4,000,000           0.95%                     43,433          --
State of Maryland Retirement
   Agency                                     $   6,375,000           1.51%                     69,222          --
SunAmerica Style Select Series
   Equity Income Fund                         $     827,000           0.20%                      8,979          --
Sylvan (IMA) Ltd c/o Forest
   Investment Mngt. L.L.C.                    $     849,000           0.20%                      9,218          --
Tag Associates                                $     529,000           0.13%                      5,744          --
TD Securities (USA) Inc.                      $   4,900,000           1.16%                     53,206          --
Trustmark Insurance Company                   $     686,000           0.16%                      7,448          --
UFJ Investments Asia Ltd.                     $   2,450,000           0.58%                     26,603          --
Union Carbide Retirement Account              $   2,790,000           0.66%                     30,294          --
United Food and Commercial
   Workers Local 1262 and
   Employers Pension Fund                     $   1,050,000           0.25%                     11,401          --
Vopak USA Inc., Retirement Plan
   (f.k.a. Van Waters & Rogers,
   Inc. Retirement Plan)                      $     550,000           0.13%                      5,972          --
Wachovia Securities, Inc.                     $  32,700,000           7.75%                    355,069          --
Worldwide Transactions Limited                $     488,000           0.12%                      5,298          --
Zazove Hedged Convertible Fund
   L.P.                                       $   1,700,000           0.40%                     18,459          --
Zazove Income Fund L.P.                       $   1,700,000           0.40%                     18,459          --
Zurich Institutional Benchmark
   Master Fund Ltd.                           $     500,000           0.12%                      5,429          --
Zurich Institutional Benchmarks
   Master Fund Ltd.                           $   2,797,000           0.66%                     30,371          --
Zurich Master Hedge Fund c/o Forest
   Investment Mngt. L.L.C.                    $   1,232,000           0.29%                     13,377          --


------------------------------------
* Assuming the sale of all LYONs and common stock issuable upon conversion of the LYONs, selling securityholders will not hold any LYONs and will hold the number of shares of our common stock set forth in this column.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

     The date of this prospectus supplement is July 30, 2004.